Exhibit 38
POWER OF ATTORNEY
     Each of the undersigned hereby severally appoints Derkach Anna and Davydkina Yana each having authority hereunder to act without another, and each having full power of substitution and re-substitution, as a true and lawful attorney-in-fact of the undersigned (A) to execute in the name, place and stead of each of the undersigned (i) any Schedule 13E-3, and any amendments thereto, required to be filed pursuant to Section 13(e) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13e-3 promulgated under the Exchange Act, in connection with the transactions contemplated in that certain Agreement and Plan of Merger, dated February 21, 2007, by and among Renova Media Enterprises, Ltd. (“Renova Media”), Galaxy Merger Sub Corporation, and Moscow CableCom Corp., (ii) any Schedule 13(d), and any amendments thereto, pursuant to Section 13(d) of the Exchange Act, in connection with any deemed beneficial ownership by the undersigned of securities of Moscow CableCom Corp., (iii) any form required to be filed pursuant to Section 16 of the Exchange Act and (iv) all instruments and exhibits necessary or incidental to the statements and forms described in (i), (ii) and (iii) above or in connection therewith, and (B) to file the same with the Securities and Exchange Commission, said attorney-in-fact having full power and authority to do and perform in the name and on behalf of the undersigned what the undersigned might or could do in person, and the undersigned hereby ratify and approve the acts of said attorney-in-fact.
     Each of the undersigned acknowledges that neither of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are assuming any of the undersigned’s responsibilities to comply with the aforementioned sections of the Exchange Act.
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     This Power of Attorney may be executed in any number of counterparts, each of which shall be an original.

Date: April 20, 2007	CMCR MANAGEMENT LIMITED

	By: Name:	/s/ Anna Derkach Anna Derkach
	Title:	Attorney-in-fact

Date: April 20, 2007	ZAO “PR TELECOM”

	By:	/s/ Alexey Filatov
	Name:	Alexey Filatov
	Title:	General Director

Date: April 20, 2007	ZAO PRIPACHKIN 1 DOCH

	By:	/s/ Anna Derkach
	Name:	Anna Derkach
	Title:	General Director

Date: April 20, 2007	YURI PRIPACHKIN

	By:	/s/ Yuri Pripachkin
Yuri Pripachkin